Exhibit 10.4

May 9, 2008

Ms. Laura Masse

48 Warwick Road

Bronxville, New York  10708

Re:                               Employment Agreement Amendment

Dear Ms. Masse:

This will confirm our agreement to further amend your employment agreement with Crown Media Holdings, Inc. (“Crown”) dated August 8, 2006, as amended on February 6, 2007 (the “Agreement”), as follows:

1.                                                                                      The term of the Agreement and your employment by Crown as set out in Paragraph 2 of the Agreement, is extended for two additional years, until August 8, 2010, unless otherwise terminated in accordance with the terms of the Agreement.

2.                                                                                      Effective February 25, 2009, your base salary as set forth in Paragraph 3(a) shall be Four Hundred Forty Five Thousand Dollars ($445,000.00) per year.  On February 25, 2010, Employer shall consider additional salary increases at its discretion based on your performance, provided, however, that the minimum increase shall be no less than 3%.

Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours,
Crown Media Holdings, Inc.

By:	/s/HENRY SCHLEIFF
Henry Schleiff, President &
Chief Executive Officer

Agreed and Accepted:

/s/ LAURA MASSE
Laura Masse